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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 12, 2001, except for the final section of Note 12 and for Note 13, as to which the dates are February 26, 2001, and March 19, 2001, respectively, on the consolidated balance sheet of Illinois Superconductor Corporation and subsidiaries as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows of Illinois Superconductor Corporation for the year ended December 31, 2000, included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference to our report in this Registration Statement on Form S-8.



                                                  /s/ Grant Thornton LLP
                                                  ----------------------
                                                  GRANT THORNTON LLP

Chicago, Illinois
July 10, 2001